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                                                                    Exhibit 99.2



                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Logic Works, Inc.

     We have audited the accompanying consolidated balance sheets of Logic Works, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity, and cash flow for each of the three years in the period ended December 31, 1997. Our audits also included the financial statement schedule II--valuation and qualifying accounts for the three years ended December 31, 1997. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Logic Works, Inc. and subsidiaries at December 31, 1997 and 1996, and the consolidated results of their operations and their cash flow for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                                         /s/ Ernst & Young LLP



Princeton, New Jersey
February 10, 1998,
except for Note 14, as to which the date is March 14, 1998